EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of this 26th day of October, 1995, between ARTISOFT, INC., a Delaware corporation (the "Company") and JOEL J. KOCHER (the "Executive").

                                    RECITALS

         A. The Company is engaged, among other things, in the business of developing and marketing personal computer networking and related products. The Executive has substantial experience and expertise in managing and operating the business of the Company.

         B. The Company desires to retain the services of the Executive as its President and Chief Operating Officer, and the Executive desires and is willing to continue employment with the Company in such capacities.

         C. The Company and the Executive desire to embody the terms and conditions of the Executive's employment in a written agreement, which will supersede all prior agreements of employment, whether written or oral, between the Company and the Executive, pursuant to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of their mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the following meanings:

         1.1 "Cause" shall mean a termination of the Executive's employment during the Term which is a result of (i) the Executive's felony conviction, (ii) the Executive's willful and detrimental disclosure to third parties of material trade secrets or other material confidential information related to the business of the Company and its subsidiaries, or (iii) the Executive's willful and continued failure substantially to perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from a resignation by the Executive for Good Reason) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and which performance is not substantially corrected by the Executive within ten (10) days of receipt of such demand. For purposes of the previous sentence, no act or failure to act on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been
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terminated  for Cause  unless and until there shall have been  delivered  to the
Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4ths) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clause (i),
(ii) or (iii) of the first sentence of this section and specifying the particulars thereof in detail.

         1.2 "Change in Control" shall mean a change in ownership or control of the Company as that term is defined in the Change In Control Agreement between the Company and the Executive dated of even date herewith.

         1.3 "Change in Control Date" shall mean the effective date of a change in ownership or control of the Company as that term is defined in the Change In Control Agreement between the Company and the Executive dated of even date herewith.

         1.4 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor provisions thereto.

         1.5 "Common Stock" shall mean the common stock of the Company.

         1.6 "Disability" shall mean (i) the Executive's incapacity due to physical or mental illness which causes him to be absent from the full-time performance of his duties with the Company for six (6) consecutive months or for one hundred eighty (180) days or more in any twelve month (12) period, and (ii) the Executive's failure to return to full-time performance of his duties for the Company within thirty (30) days after written Notice of Termination due to Disability is provided by the Company to the Executive. Any question as to the existence of the Executive's Disability upon which he and the Company cannot agree shall be determined by a qualified independent physician selected by the Executive (or, if the Executive is unable to make such selection, such selection shall be made by any adult member of the Executive's immediate family), and approved by the Company. The determination of such physician made in writing to the Company and to the Executive shall be final and conclusive for all purposes of this Agreement.

         1.7  "Good  Reason"  shall  mean  a  resignation  of  the   Executive's
employment during the Term but prior to a Change in Control as a result of any of the following:

                  (a) A meaningful and detrimental alteration in the Executive's position, his titles, or the nature or status of his responsibilities (including the Executive's reporting responsibilities) from those previously in effect;

                  (b) A reduction by the Company in the Executive's annual Base Salary as set forth herein or as the same may be increased from time to time thereafter, except pursuant to a salary reduction program as described in
Section 3.1; a failure by the Company to increase the Executive's salary at a rate commensurate with that of other key executives of the Company; or a material reduction in the Executive's target annual performance bonus (expressed as a percentage of Base Salary) below the target previously in effect for the Executive;
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                  (c) The  relocation  of the  office of the  Company  where the
Executive is employed to a location which is more than forty (40) miles away from the prior location or the Company's requiring the Executive to be based more than forty (40) miles away from the prior location (except for required travel on the Company's business to an extent substantially consistent with the Executive's previous customary business travel obligations in the ordinary course of business);

                  (d) The failure by the Company to continue in effect any compensation plan in which the Executive participates unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or the failure by the Company to continue the Executive's participation therein on at least as favorable a basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants;

                  (e) The failure by the Company to continue to provide the Executive with fringe benefits and arrangements (including, without limitation, life insurance, health, medical, dental, accident and disability plans and programs, income tax services, car allowances and other fringe benefits) at least as favorable in the aggregate to those fringe benefits and arrangements that the Executive previously enjoyed; or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy previously in effect.

                  (f) Any termination of the Executive's employment which is not effected pursuant to the terms of this Agreement; or

                  (g) A material breach by the Company of the provisions of this Agreement;

provided, however, that an event described in the above clauses, shall not constitute Good Reason unless it is communicated by the Executive to the Company in writing and is not corrected by the Company in a manner which is reasonably satisfactory to the Executive (including full retroactive correction with respect to any monetary matter) within ten (10) days of the Company's receipt of such written notice from the Executive.

"Good Reason" shall have the meaning set forth in the Change In Control Agreement between the Company and the Executive dated of even date herewith with respect to a resignation by the Executive after a Change in Control.

         1.8 "Involuntary Termination" shall mean (i) the Executive's termination of employment by the Company and its subsidiaries during the Term other than for Cause or Disability or (ii) the Executive's resignation of employment with the Company and its subsidiaries during the Term for Good Reason.

         1.9  "Retirement"  shall  mean  normal  retirement  at  age  65  or  in accordance with retirement rules generally applicable to the Company's senior executives.
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                                   ARTICLE II

                                 DUTIES AND TERM

         2.1      Employment.

                  (a) The  Executive  is  employed  as the  President  and Chief
Operating Officer of the Company. The Executive shall have such duties and responsibilities as shall be assigned to the Executive from time to time by the Chief Executive Officer or by the Board of Directors of the Company (the "Board") in the Executive's capacity as the President and Chief Operating Officer of the Company and as is consistent with the Bylaws of the Company.

                  (b) The Executive agrees to serve, if elected, as a director of the Company. In the event that the Executive is not elected as a director of the Company, then the Executive shall continue to be employed as the President and Chief Operating Officer of the Company and all the terms and conditions of this Agreement shall remain in full force and effect for the duration of its term.

                  (c) During the period of his employment hereunder, the Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder; provided, however, that the Executive may serve or continue to serve on the board of directors or hold other offices or positions in companies or organizations if they involve no conflict of interest with the interests of the Company and may engage in customary professional activities which in the judgment of the Board will not materially affect the performance by the Executive of his duties hereunder. The Executive has disclosed to the Board all material business ventures in which he is currently involved, and, subject to approval by the Board (after written notice to the Board), may in the future have other business investments and participate in other business ventures which may, from time to time, require portions of his time, but shall not interfere with his duties hereunder.

         2.2 Term. The term of this Agreement shall commence on the date first written above and shall continue, unless sooner terminated, until October 25, 1998 (the "Initial Term"). Thereafter, the term of this Agreement shall automatically be extended for successive one (l) year periods ("Renewal Terms") unless either the Board or the Executive gives written notice to the other at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, as the case may be, of its or his intention not to renew the term of this Agreement. The Initial Term and any Renewal Terms of this Agreement shall be collectively referred to as the "Term."

         2.3 Location. During the Term of this Agreement, the Executive shall be based in the principal offices of the Company in Pima County, Arizona, and shall not be required to be based anywhere other than Pima County, Arizona except for travel reasonably required in the performance of his duties hereunder and except as may be otherwise agreed to by the Executive.
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                                   ARTICLE III

                                  COMPENSATION

         3.1 Base Salary. Subject to the further provisions of this Agreement, the Company shall pay the Executive during the Term of this Agreement a base salary at an annual rate of not less than $300,000 (the "Base Salary"). The Base Salary shall be reviewed at least annually by the Board and the Board may, in its discretion, increase the Base Salary. The Base Salary of the Executive shall not be decreased at any time during the term of this Agreement from the amount of Base Salary then in effect, except in connection with across-the-board salary reductions similarly affecting all senior executives of the Company. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Executive under this Section 3.l. The Base Salary under this Section 3.l shall be payable by the Company to the Executive not less frequently than monthly.

         3.2 Discretionary Bonuses. Subject to the further provisions of this Agreement, during the Term of this Agreement the Executive shall be entitled to participate in an equitable manner with all other senior executives of the Company in such discretionary bonuses, including, but not limited to, bonuses provided pursuant to any management bonus plan that the Company may adopt (based upon the performance of the participant and the Company), as may be authorized and declared by the Board to the Company's senior executives. Nothing in this section shall be deemed to limit the ability of the Executive to be paid and receive discretionary bonuses from the Company, based solely on the Executive's performance, without regard to the payment of discretionary bonuses to any other officers of the Company.

         3.3 Participation in Retirement and Employee Benefit Plans; Fringe Benefits. The Executive shall be entitled to participate in all plans of the Company relating to stock options, stock purchases, pension, thrift, profit sharing, life insurance, hospitalization and medical coverage, disability, travel or accident insurance, education or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its senior executives. In addition, the Executive shall be entitled to participate in any other fringe benefits, such as club dues and fees of professional organizations and associations, which are now or may become applicable to the Company's senior executives, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Executive under this Agreement. The Executive shall, during the Term of his employment hereunder, continue to be provided with benefits at a level which shall in no event be less in any material respect than the benefits available to the Executive as of the date of this Agreement. Notwithstanding the foregoing, the Company may terminate or reduce benefits under any benefit plans and programs to the extent such reductions apply uniformly to all senior executives enabled to participate therein, and the Executive's benefits shall be reduced or terminated accordingly.

         3.4 Vacations. The Executive shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise determines. The timing of paid vacations shall be scheduled in a manner reasonably acceptable to the Company.
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                                   ARTICLE IV

                            TERMINATION OF EMPLOYMENT

         4.1  Death  or   Retirement   of  Executive.   This   Agreement   shall
automatically terminate upon the death or Retirement of the Executive.

         4.2 By the Executive. The Executive shall be entitled to terminate this Agreement by giving written notice to the Company:

                  (a) at least ninety (90) days prior to the end of the Initial Term or any Renewal Term of this Agreement;

                  (b) for Good Reason prior to a Change of Control;

                  (c) for Good Reason following a Change of Control; and

                  (d) at any time without Good Reason.

         4.3 By the Company. The Company shall be entitled to terminate this Agreement by giving written notice to the Executive:

                  (a) at least ninety (90) days prior to the end of the Initial Term or any Renewal Term of this Agreement;

                  (b) in the event of the Executive's Disability;

                  (c) for Cause; and

                  (d) at any time without Cause.

         4.4 Date of Termination. Any termination of the Executive's employment by the Company or by the Executive during the Term shall be communicated by a notice of termination to the other party hereto (the "Notice of Termination"). The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment under the provision so indicated. The date of termination of employment with the Company and its subsidiaries (the "Date of Termination") shall be determined as follows: (i) if the Executive's employment is terminated for Disability, thirty
(30) days after a Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of duties during such thirty (30) day period), (ii) if employment is terminated by the Company in an Involuntary Termination, five (5) days after the date the Notice of Termination is received by the Executive and (iii) if the Executive's employment is terminated by the Company for Cause, the later of the date specified in the Notice of Termination or ten (10) days following the date such notice is received by the Executive. If the basis for the Executive's Involuntary Termination is the Executive's resignation for Good Reason, the Date of Termination shall be ten (10) days after the date your Notice of Termination is received by
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the Company.  The Date of Termination for a resignation of employment other than for Good Reason shall be the date set forth in the applicable notice, which shall be no earlier than ten (10) days after the date such notice is received by the Company.


                                    ARTICLE V

                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

         5.1 Upon Termination for Death or Disability, by the Company for Cause or by the Executive Without Good Reason. If the Executive's employment is terminated by reason of the Executive's death or Disability, by the Company for Cause or by the Executive without Good Reason, the Company shall:

                  (a) pay the executive (or his estate or beneficiaries) any Base Salary which has accrued but which has not been paid as of the termination date (the "Accrued Base Salary");

                  (b) reimburse the Executive (or his estate or beneficiaries) for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to applicable Company policies then in effect (the "Accrued Reimbursable Expenses");

                  (c) provide to the Executive (or his estate or beneficiaries) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of the Executive's death or Disability under applicable law;

                  (d) pay the Executive (or his estate or beneficiaries) any discretionary bonus with respect to a prior fiscal year which has accrued and been earned but has not been paid (the "Accrued Bonus"); and

                  (e) allow the Executive (or his estate or beneficiaries) to exercise all vested, unexercised stock options outstanding at the termination date in accordance with the terms of the plans and agreements pursuant to which such options were issued.

         5.2 Upon Termination at Expiration of Term. If the Executive's employment is terminated upon the expiration of the Term of this Agreement, the Company shall:

                  (a) pay the Executive the Accrued Base Salary;

                  (b) pay the Executive the Accrued Reimbursable Expenses;

                  (c) pay the Executive the Accrued Benefits;

                  (d) pay the Executive the Accrued Bonus;
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                  (e) pay the  Executive  his Base Salary,  as and when the same would have been paid to the Executive pursuant to Section 3.1 had the termination not occurred, for a period of six (6) months following the termination date;

                  (f) pay the Executive on or prior to the thirtieth (30th) day following the Date of Termination a lump sum payment equal to the average of all annual performance bonuses paid to the Executive for the three (3) fiscal years immediately preceding the fiscal year in which the termination occurs (or if less than three (3), the average of the two (2) and if less than two (2), the amount of his single Annual Bonus) (the "Lump Sum Bonus Payment"); and

                  (g) allow the Executive the right to (i) exercise all vested, unexercised stock options in accordance with Section 5.l(e); and (ii) exercise all unvested stock options owned by the Executive that would otherwise have vested within one (1) year following the termination date at the time(s) set forth in the plans and agreements pursuant to which such options were issued in accordance with the terms (except the vesting terms) of the plans and agreements pursuant to which such options were issued.

         5.3 Upon Termination by the Company Without Cause or by the Executive for Good Reason Prior to a Change of Control. If the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, in each case prior to a Change of Control, the Company shall:

                  (a) pay the Executive the Accrued Base Salary;

                  (b) pay the Executive the Accrued Reimbursable Expenses;

                  (c) pay the Executive the Accrued Benefits;

                  (d) pay the Executive the Accrued Bonus;

                  (e) pay the Executive his Base Salary, as and when the same would have been paid to the Executive pursuant to Section 3.1 had the termination not occurred, until the first to occur of: (i) the employment of the Executive in a senior executive position with another company; or (ii) one (1) year following the termination date; provided, however, than in no event shall the Base Salary paid to the Executive pursuant this Section 5.3(e) be for less than six (6) months;

                  (f) pay the Executive on or prior to the thirtieth (30th) day following the termination date the Lump Sum Bonus Payment;

                  (g) maintain in full force and effect, for the continued benefit of the Executive and his eligible beneficiaries, until the first to occur of (i) his attainment of comparable benefits upon alternative employment or (ii) twelve (12) months following the termination date, the employee benefits pursuant to Company-sponsored benefit plans, programs or other arrangements in which the Executive was entitled to participate immediately prior to such termination, but only to the extent that the Executive's continued participation is permitted under the general terms and provisions of such plans, programs and arrangements; and
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                  (h) allow the  Executive  the  right to  exercise  in full all unvested stock options granted to him in accordance with the terms (except the vesting terms with respect to the accelerated options) of the plans and agreements pursuant to which such options were issued.

         5.4 Upon Termination by the Company Without Cause or by the Executive for Good Reason Following a Change of Control. If, following a Change of Control, the Executive's employment is terminated by the Company or by the Executive for Good Reason, the Executive shall be compensated in accordance with the terms of the Change In Control Agreement between the Company and the Executive dated of even date herewith.

                                   ARTICLE VI

                              RESTRICTIVE COVENANTS

         6.1      Confidentiality.

                  (a) The Executive agrees to keep all trade secrets and/or proprietary information (collectively, "Confidential Information") of the Company in strict confidence and agrees not to disclose any Confidential Information to any other person, firm, association, partnership, corporation or other entity for any reason except as such disclosure may be required in connection with his employment hereunder. The Executive further agrees not to use any Confidential Information for any purpose except on behalf of the Company.

                  (b) For purposes of this Agreement, "Confidential Information" shall mean any information, process or idea that is not generally known in the industry, that the Company considers confidential, and/or that gives the Company a competitive advantage, including, without limitation, computer program listings, source code and object code; all information relating to hardware and software under development by the Company, including but not limited to schematics, prototypes, flow charts, design statistics, specifications, evaluations, test results and beta-test results; customer lists and records; hardware design and/or programming techniques and development tools; joint ventures with other companies; suppliers, production costs or production information; marketing plans; business forecasts; and sales records. The Executive understands that the above list is intended to be illustrative and that other Confidential Information may currently exist or arise in the future. If the Executive is unsure whether certain information or material is Confidential Information, the Executive shall treat that information or material as confidential unless the Executive is informed by the Company, in writing, to the contrary. "Confidential Information" shall not include any information which: (i) is or becomes publicly available through no act or failure of the Executive; (ii) was or is rightfully learned by the Executive from a source other than the Company before being received from the Company; or (iii) becomes independently available to the Executive as matter of right from a third party. If only a portion of the Confidential Information is or becomes publicly available, then only that portion shall not be Confidential Information hereunder.

                  (c) The Executive further agrees that upon termination of his employment with the Company, for whatever reason, the Executive will surrender to the Company all of the property, client lists, notes, manuals, reports, documents and other things in the Executive's
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possession,  including  copies or  computerized  records  thereof,  which relate directly or indirectly to Confidential Information.

         6.2      Competition.

                  (a) The Executive agrees that during his employment with the Company and for a period of two (2) years following the date of termination of his employment hereunder (the "Non-Competition Period"), for any reason (whether such termination shall be voluntary or involuntary), the Executive shall not:

                           (i)  except as a passive  investor  in  publicly-held
companies, and except for investments held as of the date hereof, directly or indirectly own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any personal computer networking company that directly competes with the Company; or

                           (ii) directly or indirectly solicit any business of a
nature that is directly competitive with the business of the Company from any individual or entity that obtained such products or services from the Company or its affiliates at any time during his employment with the Company; or

                           (iii) directly or indirectly  solicit any business of
a nature that is directly competitive with the business of the Company from any individual or entity solicited by him on behalf of the Company or its affiliates; or

                           (iv) employ,  or directly or indirectly  solicit,  or
cause the solicitation of, any employees of the Company who are in the employ of the Company on the termination date of his employment hereunder for employment by others.

                  (b) The Executive expressly agrees and acknowledges that:

                           (i)  this  covenant  not  to  compete  is  reasonably
necessary for the protection of the interests of the Company and is reasonable as to time and geographical area and does not place any unreasonable burden upon him;

                           (ii)  the  general  public  will not be  harmed  as a
result of enforcement of this covenant not to compete;

                           (iii) his personal  legal  counsel has reviewed  this
covenant not to compete; and

                           (iv) he  understands  and  hereby  agrees to each and
every term and condition of this covenant not to compete.

         6.3 Remedies. The Executive expressly agrees and acknowledges that the covenant not to compete set forth in Section 6.2 is necessary for the Company's and its affiliates' protection because of the nature and scope of their business and his position with the Company.
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Further,  the  Executive  acknowledges  that,  in the event of his breach of his covenant not to compete, money damages will not sufficiently compensate the Company for its injury caused thereby, and he accordingly agrees that in addition to such money damages he may be restrained and enjoined from any continuing breach of the covenant not to compete without any bond or other security being required. The Executive acknowledges that any breach of the covenant not to compete would result in irreparable damage to the Company. The Executive further acknowledges and agrees that if the Executive fails to comply with this Article VI, the Company has no obligation to provide any compensation or other benefits described in Article V hereof. The Executive acknowledges that the remedy at law for any breach or threatened breach of Sections 6.1 and 6.2 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

                  (a) The Company shall use reasonable efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined herein and any successor to its business and/or assets which assumes this Agreement by operation of law or otherwise.

                  (b) This Agreement shall inure to the benefit of and be enforceable by the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive should die while any amount would still be payable to him hereunder had he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legates or other designee, or if there is no such designee, to his estate.

         7.2 Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses
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as  either  party  may have  furnished  to the other in  writing  in  accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

                  To the Company:               Artisoft, Inc.
                                                2202 N. Forbes Boulevard
                                                Tucson, Arizona 85745

                  To the Executive:             Joel J. Kocher
                                                5660 North Calle Mayapan
                                                Tucson, Arizona 85718

Notices pursuant to Article VII of this Agreement shall specify the specific termination provision relied upon by the party giving notice and shall state the effective date of the termination.

         7.3 Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by each of the parties hereto.

         7.4 Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         7.5 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such scope or duration shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

         7.6   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         7.7 Arbitration and Legal Fees. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Tucson, Arizona in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrators shall be final and binding on the parties, and judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses of such arbitration shall be borne in accordance with the determination of the arbitrators. Notwithstanding any other provision of this Agreement, if any termination of this Agreement becomes subject to arbitration, the Company shall not be required to pay any amounts to the Executive (except those amounts required by law) until the completion of the arbitration and the rendering of the arbitrators' decision. The amounts, if any, determine by the arbitrators to be owed by the Company to the Executive shall be paid within five (5) days after the decision by the arbitrators is rendered. The Company agrees to pay or reimburse the Executive on an after-tax basis for all costs and expenses (including any court costs and reasonable legal fees and expenses) incurred by Executive to enforce any rights, benefits or
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obligations  under this  Agreement;  provided,  however,  that the amount of the payments and reimbursements shall not exceed $300,000.

         7.8 No Mitigation or Offset. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer or by pension benefits paid by the Company or another employer after the date of termination or otherwise except that on the date that the Executive and his dependents are eligible and elect coverage under the plans of a subsequent employer which provide substantially equivalent or greater benefits to the Executive and his dependents.

         7.9 Modifications and Waivers. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.10 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles.

         7.11 Taxes. Any payments provided for hereunder shall be paid net of any applicable withholding or other employment taxes required under federal, state or local law.

         7.12 Survival. The obligations of the Company under Article V hereof and the obligations of the Executive under Article VI hereof shall survive the expiration of this Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first indicated above.

                                             ARTISOFT, INC.,
                                             a Delaware corporation


                                             By____________________________
                                                  Its______________________



                                             ______________________________
                                             JOEL J. KOCHER

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